FAST FOOD SYSTEMS, INC.
                42-40 BELL BOULEVARD, SUITE 200
                    BAYSIDE, NEW YORK  11361
                         (718) 229-1113


                      September ___, 1997



To Our Stockholders:

You are cordially invited to attend a Special Meeting of the stockholders of Fast Food Systems, Inc. (the "Company"), to be held on October __, 1997 at 10:00 a.m. local time, at the Company's offices at 42-40 Bell Boulevard, Suite 200, Bayside, New York 11361.

At the Special Meeting, the holders of the Company's common stock, par value $.01 per share (the "Common Stock") will be asked to consider and vote upon a proposal to approve and adopt Articles of Amendment to the Company's Articles of Incorporation ("Articles of Amendment") providing (a) for the reduction of the number of authorized shares of Common Stock from 5,000,000 to 5,000 with $10.00 par value (such new shares of Common Stock to be referred to herein as the "New Common Stock"), (b) for a 1,000 to one reverse stock split of the Company's Common Stock, and (c) for a cash payment of 45 cents per share (the "Cash Consideration") for the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to any stockholders who, after the Reverse Stock Split, own a fractional share of New Common Stock (items (a),
(b), and (c) will be considered one proposal and referred to herein as the "Reverse Stock Split").

The text of the proposed Articles of Amendment is set forth in Annex A to the accompanying Proxy Statement. If the proposed Reverse Stock Split is approved, the stockholders of the Company who own less than one (1) share of New Common Stock will cease to be stockholders of the Company or to have any equity interest in the Company. Such stockholders will receive the Cash Consideration for each share of Common Stock of which they are the owners (as will the owners of more than one share of New Common Stock who also own fractional shares of New Common Stock) and the Company will elect to cease filing any reports with the Securities and Exchange Commission.

If the proposed Reverse Stock Split is approved, a stockholder who strictly complies with the requirements of
Section 262 of the Delaware General Corporation Law (the "DGCL") may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock as determined under Section 262 of the DGCL. A stockholder who wishes to assert such dissenter's rights must deliver to the Company a written notice before the vote on the Reverse Stock Split at the Special Meeting of such stockholder's intent to demand payment for such stockholder's shares of Common Stock if the Reverse Stock Split is effectuated. A stockholder who wishes to assert such dissenter's rights also may not vote any of the stockholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split - Dissenting Stockholders' Rights" in the accompanying Proxy Statement for a statement of the rights of dissenting stockholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Section 262 of the DGCL is attached as Annex B to the accompanying Proxy Statement. Details of the proposed Reverse Stock Split are set forth in the enclosed Proxy Statement, which you are urged to read carefully.

Your Board of Directors believes that the proposed Reverse
Stock Split is in the best interests of the Company and its stockholders. In arriving at its decision to recommend the proposed Reverse Stock Split, the Board carefully reviewed and considered the terms and conditions of the proposed Reverse Stock Split and the factors described in the enclosed Proxy Statement.

Approval of the proposed Reverse Stock Split requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock. Consummation of the proposed Reverse Stock Split will result in the Company terminating the Registration of the Company's Common Stock and ceasing to file reports with the Securities and Exchange Commission.

If you are a holder of the Company's Common Stock, whether or not you plan to attend the meeting, please fill in the appropriate blanks, sign and date the enclosed proxy and return it in the envelope provided for that purpose. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting. Under Delaware law, if you abstain from voting, your abstention will be treated as a "no" vote for purposes of determining whether approval of the proposed Reverse Stock Split has been obtained.

Sincerely,


LEWIS E. TOPPER
Lewis E. Topper, President,
Director and Chief
Executive Officer



THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                    FAST FOOD SYSTEMS, INC.
                42-40 BELL BOULEVARD, SUITE 200
                    BAYSIDE, NEW YORK  11361
                         (718) 229-1113
                     ----------------------

           NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON October __, 1997
                     ----------------------


Notice is hereby given that a Special Meeting of the stockholders (the "Special Meeting") of Fast Food Systems, Inc., a Delaware corporation (the "Company"), will be held on October ___, 1997 at 10:00 a.m. local time, at the Company's offices at 42-40 Bell Boulevard, Suite 200, Bayside, New York 11361, for the purpose of considering and voting upon the following matters:

     1. To consider and vote upon a proposal to approve and adopt Articles of Amendment to the Company's Articles of Incorporation providing (a) for a reduction of the number of authorized shares of common stock (the "Common Stock") from 5,000,000 shares to 5,000 shares with $10.00 par value (such new shares of Common Stock to be referred to herein as the "New Common Stock"); (b) for a 1,000 to one reverse stock split of the Company's Common Stock; and (c) for a cash payment in the amount of 45 cents per share (the "Cash Consideration") for the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to stockholders who, after the reverse stock split, own a fractional share of the New Common Stock (items (a), (b), and (c) will be considered one proposal and will be referred to herein as the "Reverse Stock Split"), all as described more fully in the accompanying Proxy Statement; and

     2. Such other business as may properly come before the Special Meeting and any adjournment thereof.

Holders of record of the Company's common stock, par value
$.01 per share (the "Common Stock"), at the close of business on August 25, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

The text of the proposed Articles of Amendment is set forth in Annex A to the accompanying Proxy Statement. If the proposed Reverse Stock Split is approved, the stockholders of the Company who own less than one (1) share of New Common Stock will cease to be stockholders of the Company or to have any equity interest in the Company. Such stockholders will receive the Cash Consideration for each share of Common Stock of which they are the owners (as will the owners of more than one share of New Common Stock who also own fractional shares of New Common Stock) and the Company will elect to cease filing any reports with the Securities and Exchange Commission.

If the proposed Reverse Stock Split is approved, a stockholder who strictly complies with the requirements of
Section 262 of the Delaware General Corporation Law (the "DGCL") may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock as determined under Section 262 of the DGCL. A stockholder who wishes to assert such dissenter's rights must deliver to the Company a written notice before the vote on the Reverse Stock Split at the Special Meeting of such stockholder's intent to demand payment for such stockholder's shares of Common Stock if the Reverse Stock Split is effectuated. A stockholder who wishes to assert such dissenter's rights also may not vote any of the stockholder's shares of Common Stock for the Reverse Stock Split. See "The Reverse Stock Split - Dissenting Stockholders' Rights" in the accompanying Proxy Statement for a statement of the rights of dissenting stockholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Section 262 of the DGCL is attached as Annex B to the accompanying Proxy Statement. Details of the proposed Reverse Stock Split are set forth in the enclosed Proxy Statement, which you are urged to read carefully.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING AND ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.


By the order of the Board of Directors,


DANIEL A. POGANSKI
Daniel A. Poganski
Secretary

September __, 1997


PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME

                    FAST FOOD SYSTEMS, INC.
                      42-40 BELL BOULEVARD
                    BAYSIDE, NEW YORK  11361
                         (718) 229-1113


                     ---------------------

                        PROXY STATEMENT
                              FOR
                SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON October __, 1997
                   -------------------------


This Proxy Statement is being furnished to the holders as of the Record Date (as defined below) of common stock, par value $.01 per share (the "Common Stock"), of Fast Food Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board" or the "Board of Directors"), for use at a Special Meeting of stockholders of the Company (the "Special Meeting") to be held on October __, 1997 at 10:00 a.m. local time at the Company's offices at 42-40 Bell Boulevard, Suite 200, Bayside, New York 11361. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders of the Company on or about September __, 1997.

     At the Special Meeting, the holders of the Company's common stock, par value $.01 per share (the "Common Stock") will be asked to consider and vote upon a proposal to approve and adopt Articles of Amendment to the Company's Articles of Incorporation ("Articles of Amendment") providing (a) for the reduction of the number of authorized shares of Common Stock from 5,000,000 to 5,000 with $10.00 par value (such new shares of Common Stock to be referred to herein as the "New Common Stock"), (b) for a 1,000 to one reverse stock split of the Company's Common Stock, and (c) for a cash payment of 45 cents per share (the "Cash Consideration") for the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to any stockholders who, after the Reverse Stock Split, own a fractional share of New Common Stock (items (a),
(b), and (c) will be considered one proposal and referred to herein as the "Reverse Stock Split").

Pursuant to the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed Reverse Stock Split. Mr. Lewis Topper, Chairman of the Board of Directors, Chief Executive Officer, and President of the Company has advised the Company that he intends to vote his shares, representing approximately 42.36 percent of the outstanding shares of Common Stock, in favor of the Reverse Stock Split.

The text of the proposed Articles of Amendment is set forth in Annex A to the accompanying Proxy Statement. If the proposed Reverse Stock Split is approved, the stockholders of the Company who own less than one (1) share of New Common Stock will cease to be stockholders of the Company or to have any equity interest in the Company. Such stockholders will receive the Cash Consideration for each share of Common Stock of which they are the owners (as will the owners of more than one share of New Common Stock who also own fractional shares of New Common Stock) and the Company will elect to cease filing any reports with the Securities and Exchange Commission.

STOCKHOLDERS ARE ENCOURAGED TO READ AND REVIEW CAREFULLY
THIS PROXY STATEMENT AND THE FINANCIAL INFORMATION AND ANNEXES
INCLUDED HEREWITH.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.
                   -------------------------
   The date of this Proxy Statement is September ____, 1997.

                       TABLE OF CONTENTS
                                                           PAGE

SUMMARY

The Special Meeting
     Special Factors
     Other Risk Factors
     Terms of the Reverse Stock Split


SPECIAL FACTORS

     Background and Reasons for the Reverse Stock Split
     Purpose of the Reverse Stock Split
     Recommendations of the Board of Directors; Fairness of the
       Reverse Stock Split
     Interest of Certain Persons in the Reverse Stock Split;
       Conflicts of Interest
     Lack of Opinions, Appraisals, and Reports
     Plans for the Company after the Reverse Stock Split
     Certain Effects of the Reverse Stock Split
     Termination of Exchange Act Registration
     Certain Federal Income Tax Consequences
     Source and Amounts of Funds for and Expenses of the Reverse Stock Split

THE REVERSE STOCK SPLIT

     Amendment of the Articles of Incorporation to Effect the
       Reverse Stock Split
     Exchange of Shares and Payment in Lieu of Issuance of
       Fractional Shares
     Voting; Vote Required
     Dissenting Stockholders' Rights


MARKET PRICES OF SHARES OF COMMON STOCK; DIVIDENDS


DIRECTORS AND EXECUTIVE OFFICERS


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

INDEPENDENT PUBLIC ACCOUNTANTS


HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY


ADDITIONAL INFORMATION


ANNEXES:
A -- Form of Proposed Articles of Amendment to Restated
     Articles of Incorporation
B -- Section 262 of the Delaware General Business
Corporation Law


                            SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement (the "Proxy Statement"). This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto and the documents incorporated by reference herein.

THE SPECIAL MEETING

Time, Date, and Place of Special Meeting
----------------------------------------
A Special Meeting of stockholders of the Company (the
"Special Meeting") will be held on October __, 1997 at 10:00 a.m.
local time at the Company's offices at 42-40 Bell Boulevard, Suite 200, Bayside, New York 11361.

Purpose of the Special Meeting
------------------------------
At the Special Meeting, holders of shares of Common Stock will consider and vote upon a proposal to approve and adopt Articles of Amendment to the Company's Articles of Incorporation (the "Articles of Amendment") providing (a) for a reduction in the number of authorized shares of Common Stock from 5,000,000 shares to 5,000 shares with $10.00 par value (the "New Common Stock"), (b) for a 1,000 to one reverse stock split of the Company's Common Stock, and (c) for a cash payment of 45 cents per share (the "Cash Consideration") for the currently outstanding Common Stock in lieu of the issuance of any resulting shares of the New Common Stock to stockholders who, after the reverse stock split, own a fractional share of the New Common Stock (the "Fractional Stockholders") (items (a), (b), and (c) are considered one proposal and will be referred to herein as the "Reverse Stock Split"). The Board of Directors has unanimously approved the Reverse Stock Split. The Board of Directors unanimously recommends that the stockholders vote FOR the Reverse Stock Split.

Record Date; Quorum
-------------------
The close of business on August 25, 1997 (the "Record Date") has been fixed as the record date for determining holders of shares of Common Stock entitled to vote at the Special Meeting. Each share of Common Stock outstanding on such date is entitled to one vote at the Special Meeting. As of the Record Date, 2,214,400 shares of Common Stock were outstanding and held of record by 338 holders. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Required Vote
-------------
Pursuant to the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock is required to approve the Reverse Stock Split. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Special Meeting but are not counted for purposes of determining whether the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting voted in favor of the Reverse Stock Split. Mr. Lewis Topper, Chairman of the Board of Directors and President of the Company, owns approximately 42.36 percent of the outstanding shares of Common Stock. Mr. Topper has indicated that he intends to vote in favor of the Reverse Stock Split.

Proxies
-------
Shares of Common Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, such proxies will be voted FOR the Reverse Stock Split. A stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows:
Daniel A. Poganski, Secretary, No.1 Commercial Drive, Area E, Florida, New York 10921,.

If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH
THEIR PROXY CARDS.  IF THE REVERSE STOCK SPLIT IS CONSUMMATED,
THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING
SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY
STATEMENT.  SEE "THE REVERSE STOCK SPLIT --EXCHANGE OF SHARES AND
PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL SHARES."

Solicitation of Proxies
-----------------------
The cost of solicitation of the stockholders of the Company will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries, and custodians for the expenses of forwarding solicitation material to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers, and employees of the Company may solicit proxies personally or by telephone, telegraph, or facsimile transmission. Such directors, officers, and employees will be not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.


SPECIAL FACTORS

Background and Reasons for the Reverse Stock Split
--------------------------------------------------
Since commencing its strategic downsizing in fiscal 1995
(and its subsequent decision, approved by shareholders in fiscal 1996, to sell substantially all of its assets), the Company has made return of capital distributions to shareholders in amounts totaling $1.35 per share, or $2,989,440 in the aggregate. The Company's remaining activities are the collection of its notes receivable and the management of FFO and Wendtwo. The Company has also substantially reduced its overhead costs. One expense area the Company has not been able to reduce is the cost of complying with the quarterly and annual reporting required of a public company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") estimated to approximate $45,000 annually. In addition, during fiscal year 1997 the Board of Directors and Mr. Topper have increasingly recognized (a) that significant financial and operational constraints have prevented and will continue to prevent the Company's stockholders from enjoying the benefits which usually flow from being a public company, including the payment of dividends from operating revenues (rather than a return of capital as the Company has done) and any meaningful appreciation of the value of their shares of Common Stock; and (b) there has never developed and will likely not develop in the foreseeable future any significant trading market for shares of its Common Stock.

In June 1997, since neither the Company nor its stockholders had derived any material benefit from the registration of the Common Stock under the Exchange Act, Mr. Topper proposed that it was both appropriate and desirable to convert the Company to private ownership. Accordingly, Mr. Topper prepared a proposal to convert the Company to private ownership.

Mr. Topper, in submitting the proposal to convert the Company to private ownership to the Board of Directors at that time, contemplated that the Board of Directors could utilize the book value of the net assets of the Company, which exceeds current market value of the Common Stock, in determining the amount of the Cash Consideration to pay the Fractional Stockholders which could prevent the Company from having to incur the substantial additional expense of obtaining an appraisal.

The Board of Directors at its meeting on July 10, 1997, considered and voted on Mr. Topper's proposal to convert the Company to private ownership. It unanimously approved at these meetings the Reverse Stock Split, including the payment of the Cash Consideration to Fractional Stockholders. The Board of Directors also directed that the Reverse Stock Split be placed on the agenda for consideration of the stockholders at the Special Meeting.

Purpose of the Reverse Stock Split
----------------------------------
The purpose of the Reverse Stock Split is to cause the Company to become a privately owned corporation and to afford the Fractional Stockholders a one time opportunity to receive, in the reasonable judgment of the Board of Directors, a fair price for their shares without the Fractional Stockholders incurring the attendant costs of sale. See "Special Factors; Fairness of the Reverse Stock Split.

The Board of Directors concluded that the Reverse Stock
Split is fair to, and in the best interest of, the Company and its stockholders (including the Fractional Stockholders). Accordingly, the Board of Directors has unanimously approved the Reverse Stock Split and recommends a vote FOR the Reverse Stock Split. See "Special Factors - Recommendations of the Board of Directors of the Company; Fairness of the Reverse Stock Split" and "Termination of Exchange Act Registration."



Certain Federal Income Tax Consequences
---------------------------------------
The receipt by each Fractional Stockholder of cash in lieu of fractional shares of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. See "Special Factors - Certain Federal Income Tax Consequences."

OTHER RISK FACTORS

Certain Effects of the Reverse Stock Split
------------------------------------------
Upon the effectiveness of the Reverse Stock Split, the stockholders of the Company, other than the remaining shareholders who prior to effectiveness of the Reverse Stock Split own 1,000 or more shares of Common Stock, will no longer have any continuing interest as stockholders of the Company, no market will exist for the Company's shares of Common Stock, and the Company will elect to suspend the filing of reports under, and will apply for termination of the registration of its shares of New Common Stock pursuant to the Exchange Act. See "Special Factors - Certain Effects of the Reverse Stock Split." and "Termination of Exchange Act Registration."

Lack of Reports, Opinions, and Appraisals
-----------------------------------------
Neither the Company nor the Board of Directors received any report, opinion, or appraisal from an outside party with respect to the Reverse Stock Split generally or with respect to its fairness. See "Special Factors - Recommendations of the Board of Directors; Fairness of the Reverse Stock Split," and "Special Factors - Lack of Opinions, Appraisals, and Reports."

Conflicts of Interest
---------------------
Mr. Topper is the principal stockholder, a member of the
Board of Directors, and one of two executive officers of the Company. He will continue to be an officer and director of the Company and its primary stockholder after the consummation of the Reverse Stock Split. Mr. Topper owns, as of the date of this Proxy Statement, 937,914 shares of the Common Stock, representing approximately 42.36 percent of the Company's issued and outstanding shares of the Common Stock. If the Reverse Stock Split is effectuated, Mr. Topper will then own 937 shares of the Common Stock, representing approximately 47.47 percent of the
Company's issued and outstanding shares of Common Stock.   Mr.
Topper's ownership in the Company will effectively increase. Mr. Topper was present and voted at the meetings of the Board of Directors at which the Reverse Stock Split was considered and approved. The Board of Directors was aware of these potential and actual conflicts of interest but concluded that, despite these conflicts, the Reverse Stock Split is, fair to the Company and its stockholders. See "Special Factors - Interest of Certain Persons in the Reverse Stock Split; Conflict of Interest."

TERMS OF THE REVERSE STOCK SPLIT

Terms of the Reverse Stock Split
--------------------------------
The proposed Articles of Amendment provide (a) for a reduction of the authorized shares of Common Stock of the Company from 5,000,000 shares of Common Stock to 5,000 shares with $10.00 par value (the "New Common Stock"), (b) for a 1,000 to one reverse stock split of the Company's Common Stock, and (c) for a cash payment in the amount of 45 cents per share (the "Cash Consideration") for the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of the New Common Stock to stockholders who, after the Reverse Stock Split, own a fractional share of the New Common Stock (the "Fractional Stockholders"). Immediately upon the filing of the Articles of Amendment with the Secretary of State of the State of Delaware, every 1,000 shares of the Company's Common Stock issued on the date of the filing of the Articles of Amendment will be automatically converted into one share of the Company's New Common Stock. The Company will then acquire from the Fractional Stockholders for cash all resulting fractional shares of New Common Stock at a per share price equal to the Cash Consideration. The Company will pay for such fractional shares upon the physical surrender by the Fractional Stockholders of their share certificates pursuant to the transmittal instructions to be mailed by the Company to the Fractional Stockholders. See "The Reverse Stock Split - Amendment of Articles of Incorporation to Effect the Reverse Stock Split" and "The Reverse Stock Split - Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares of New Common Stock." As a result of the Reverse Stock Split, the number of shareholders of the Company will be reduced below 300 and the Company will elect to no longer be subject to the reporting requirements of the Exchange Act. See "Special Factors - Certain Effects of the Reverse Stock Split," "The Reverse Stock Split - Amendment of Articles of Incorporation to Effect the Reverse Stock Split," and "The Reverse Stock Split - - Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares." and "Termination of Exchange Act Registration."

Dissenting Stockholders' Rights
-------------------------------
If the proposed Reverse Stock Split is approved, a stockholder who strictly complies with the requirements of
Section 262 of the Delaware General Corporation Law (the "DGCL") may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock as determined under Section 262 of the DGCL. A stockholder who wishes to assert such dissenter's rights must deliver to the Company a written notice before the vote on the Reverse Stock Split at the Special Meeting of such stockholder's intent to demand payment for such stockholder's shares of Common Stock if the Reverse Stock Split is effectuated. A stockholder who wishes to assert such dissenter's rights also may not vote any of the stockholder's shares of Common Stock for the Reverse Stock Split and will not be included for purposes of a quorum. See "The Reverse Stock Split - Dissenting Stockholders' Rights" for a statement of the rights of dissenting stockholders and a description of the procedures required to be followed to obtain the fair value of the shares of Common Stock. A copy of Section 262 of the DGCL is attached as Annex B hereto.




                        SPECIAL FACTORS


BACKGROUND AND REASONS FOR REVERSE STOCK SPLIT

Fast Food Systems, Inc. (the "Company") was incorporated in Delaware on February 1, 1990. The Company was formed to consolidate the businesses, assets, liabilities and operations of Integrated Food Systems, Inc., a New Jersey corporation ("IFS"), with the businesses, assets, liabilities and operations of up to eighteen Wendy's Old Fashioned Hamburgers Restaurants (the "Wendy's Restaurants") operated for the benefit of fourteen limited partnerships. The Company offered to exchange shares of its common stock, $.01 par value per share (the "Common Stock"), for all of the issued and outstanding common stock of IFS, which was a wholly-owned subsidiary of Integrated Resources, Inc. ("IR"). In addition, the Company offered to exchange shares of its Common Stock and promissory notes for the businesses, assets, liabilities and operations of the Wendy's Restaurants owned by the limited partnerships. IFS owned general partner interests in and managed the Wendy's Restaurant operations of each of the limited partnerships. Twelve of the fourteen limited partnerships (encompassing fifteen Wendy's Restaurants) and IR consented to the Exchange Offer and Consolidation. On November 26, 1990 the exchange offers were consummated, with an aggregate of 2,178,400 shares of Common Stock and promissory notes in an aggregate principal amount of $2,005,000 being issued. The assets involved in the exchange included twenty (fifteen partnership and five
IFS) Wendy's Restaurants, related real estate, restaurant equipment, and other assets and liabilities.

Upon the consummation of the exchange offers, the Company continued to use the assets acquired in the same manner as formerly used by the partnerships and IFS. However, during calendar year 1995 the Company began implementing a course of strategic downsizing pursuant to which it (i) sold nine New Jersey Restaurants, (ii) closed the Harlem Restaurant, and (iii) agreed, subject to stockholder approval, to sell eight Brooklyn and Manhattan Restaurants to an affiliated party. The Company filed a proxy statement with the Securities and Exchange Commission which was mailed to its stockholders on January 4, 1996. The sale of the eight restaurants to Wendnew, LLC., which had closed in escrow on October 9, 1995, was approved by the stockholders on January 26, 1996. Subsequently on March 18, 1996, the Company closed its last operating location, the consistently unprofitable Wendchester restaurant. As a result of the Company's selling seventeen restaurants and closing two others, the only operations that remain are its management activities. IFS continues to manage two Wendy's Restaurants for Wendtwo Limited Partnership as well as five Popeye's Famous Fried Chicken and Biscuits restaurants for Fast Food Operators, Inc., a publicly-traded company. Both of the Wendy's Restaurants and one of the Popeye's restaurants are subject to subcontracting agreements with others. The two managed Wendy's Restaurants are operated under franchise agreements granted to an IFS subsidiary by Wendy's International, Inc. ("Wendy's"). This subsidiary of IFS serves as the general partner of Wendtwo managing the assets of the partnership with IFS managing the Restaurants on behalf of the partnership. In addition to its management operations, interest income and note principal are received by the Company through the payment of the notes outstanding on its restaurant sales to third parties. The Company has two notes outstanding, one equal to $319,827 in principal amount at June 29, 1997 and the second equal to $389,151 in principal amount at June 29, 1997.

Currently, the Board of Directors increasingly has recognized that neither the Company nor its stockholders derive any material benefit from the continued registration of the Common Stock under the Exchange Act. Operating losses in previous years followed by significant recent financial and operational downsizing have prevented the Company and its stockholders from enjoying the benefits which traditionally flow from being a public company. This constraint, together with the substantial legal, auditing and other costs incurred as a result of the periodic reporting required of a public company, has prevented and will continue to prevent for the foreseeable future the payment of any dividends to its stockholders other than the return of capital distributions attributable to the repayment of outstanding notes due the Company which arose form certain recent asset sales. These will continue to prevent any meaningful appreciation in the value of the Company's shares of Common Stock.

Second, there has never developed and will likely not develop in the foreseeable future any significant trading market for the shares of the Company's Common Stock. The Common Stock has never traded in any established market and transactions occur infrequently and sporadically. The Company also has never qualified and will not likely qualify in the foreseeable future its Common Stock for listing on any national securities exchange or for quotation on an inter-dealer quotation system of a registered national securities association (such as NASDAQ). For the fiscal years ended September 24, 1995 and September 29, 1996, the Company's market maker, Continuum Capital Inc., effected only ___ purchases and sales of the shares of Common Stock. See "Market Prices for Shares of Common Stock; Dividends."

Moreover, a significant number of the Company's stockholders hold less than 500 shares. Of approximately 338 stockholders of record, 40 (approximately 11.8 percent of the Company's stockholders) hold 500 or fewer shares of Common Stock. Thus, if for any reason a trading market developed for the Company's Common Stock, stockholders holding less than 500 shares would nonetheless have limited opportunities to realize any value for their shares since the sales of their shares would ordinarily involve disproportionately high brokerage commissions.

Third, the Company has incurred and will continue to incur substantial costs as a result of its status as a public company under the Exchange Act (estimated to approximate $45,000 annually). It incurs costs, including legal, auditing, and printing fees, to prepare annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, reports and schedules required to be filed by the Company's officers and directors, and proxy solicitation materials. The Company's management is also required to devote substantial time and attention to the preparation and review of these filings, the furnishing of information to stockholders, and to other stockholder matters.

In July 1997, since neither the Company nor its stockholders had derived any material benefit from the registration of the Common Stock under the Exchange Act, Mr. Topper determined that it was both appropriate and desirable to convert the Company to private ownership. Accordingly, Mr. Topper prepared a proposal to convert the Company to private ownership.

Mr. Topper presented his proposal to convert the Company to private ownership, and the Board of Directors first considered and voted on such proposal, at its meeting on June 9, 1997, at which all of the Company's directors were present. The terms of Mr. Topper's proposal were outlined at this meeting. It was proposed that the Board of Directors approve Articles of Amendment to the Company's Articles of Incorporation providing for a reduction of the number of authorized shares of common stock from 5,000,000 shares of common stock, $.01 par value (the "Common Stock") to 5,000 shares of common stock, with $10.00 par value (the "New Common Stock"), and for a 1,000 to one reverse stock split of the Company's Common Stock (the "Reverse Stock Split") and that such Articles of Amendment be placed on the agenda for consideration of the stockholders at a special meeting. If the stockholders approved this proposal, then every 1,000 shares of Common Stock would automatically be converted into one share of New Common Stock; no fractional shares of New Common Stock would be issued in the Reverse Stock Split and consequently any stockholder whose ownership would include or consist of less than one share of New Common Stock (the "Fractional Stockholders") would instead receive cash in lieu of the issuance of one share of New Common Stock. On the effectiveness of the Reserve Stock Split, the Fractional Stockholders whose ownership prior to the Reverse Stock Split constituted less than 1,000 shares of Common Stock would no longer have any continuing interest as stockholders in the Company; pursuant to Section 15(d) of the Exchange Act the Company's obligation to file reports would be suspended and the registration of the shares of Common Stock would be eligible for termination under Section 12(g)(4) of the Exchange Act.

It was explained that Mr. Topper believed that neither the Company nor its stockholders derive any material benefit from the continued registration of the Common Stock under the Exchange Act and that the monetary expense and burden on management of continued registration significantly outweighed any material benefit that the Company or its stockholders may receive from such registration. Mr. Topper provided the following reasons for the proposed Reverse Stock Split: That significant financial and operational constraints to which the Company is subject have prevented and will continue to prevent the Company and its stockholders from enjoying the benefits which traditionally flow from being a public company; that there has never developed and will likely not develop in the foreseeable future any significant trading market for the shares of the Company's Common Stock; and that the Company incurs substantial general and administrative expense to comply with the Exchange Act.

The fairness of the proposed Reverse Stock Split, as set forth in Mr. Topper's proposal, was then outlined. It was explained that Mr. Topper believed that the Reverse Stock Split would be fair both to the Company and to its stockholders. From a procedural point of view, the Reverse Stock Split would provide an opportunity for the stockholders to receive, in his view, fair value for their shares without incurring any brokerage costs and the stockholders would have appraisal rights under the Delaware
General Corporation Law.  Mr. Topper advised the Board of
Directors that SEC Regulations provided the Company with another means of suspending its reporting obligations under the Exchange
Act. At the end of the current fiscal year on September 28, 1997, the Company in all probability, will have, as it does now, fewer than 500 stockholders and will also have, as of the end of its last three fiscal years, less than $10,000,000 in total assets. Under such conditions, the SEC Regulations also allow for the termination of registration and suspension of reporting.
This alternative would not involve a Reverse Stock Split and also would avoid the costs of a Proxy preparation, mailing and solicitation. However, if this option were followed, there would not be any payments to stockholders and the Company, although no longer reporting and technically "private," would still have in excess of 400 individual stockholders, none of whom would hold a majority of the Company's Common Stock, which would likely prove unwieldy for corporate governance matters. Moreover, stockholders who presently have the right to sell their shares in the open market, would lose such right and receive nothing in return. Accordingly, the Reverse Stock Split would constitute the most expeditious, efficient, cost effective and fairest method (both to the Company and its stockholders) of converting the Company from a reporting company to a privately-held, non-reporting company in comparison to other alternatives considered by him and explained to the Board of Directors. See "Termination of Exchange Act Registration."

From a financial point of view, Mr. Topper also believed that the amount he proposed that the Company pay to the Fractional Stockholders for their fractional shares of New Common Stock (the "Cash Consideration") would be fair to the stockholders. Mr. Topper preliminarily suggested that the Cash Consideration equal 45 cents per share. First, Mr. Topper explained that he believed that a Cash Consideration equal to such amount would approximate both the book value of the net assets of the Company and the current market price of the shares of Common Stock, which are substantially similar, and that as a result he preliminarily concluded the Cash Consideration and the Reverse Stock Split would be fair to the Company and the stockholders. See "Special Factors - Fairness of the Reverse Stock Split; Recommendation of the Board of Directors." It was explained that Mr. Topper believed such asset and market value to be the best and most realistic and reliable indication of the fair market value of the Company's shares of Common Stock.

Second, Mr. Topper presented an analysis of the net book and going concern values of the Company on the basis of his understanding of the Company's financial statements.

The Board of Directors then discussed each of the aspects of Mr. Topper's proposal. The Board of Directors concurred with Mr. Topper's proposal that the Company consider going private at this time and the reasons for such proposal. It also concurred with his preliminary conclusions with respect to the fairness of the Reverse Stock Split from a procedural and financial point of view. The Board of Directors also concurred that simply electing to terminate registration and cease reporting with neither reduction in the number of, nor payments to stockholders would not be fair to either the Company or the stockholders.

The Board of Directors, notwithstanding it preliminarily concurred with Mr. Topper's proposal, decided to review Mr. Topper's proposal in more detail, to make such additional inquiries as each of the directors deemed necessary to evaluate his proposal, and then to consider again the proposed Reverse Stock Split at a subsequent meeting of the Board of Directors to be scheduled at a mutually agreeable date and time after such review and inquiries. It also determined to hold in abeyance determining the proposed Cash Consideration for the same reasons.

The Board of Directors at that meeting approved unanimously the proposed amendment to the Company's Articles of Incorporation in the manner described by Mr. Topper in his proposal and that such amendment be placed on the agenda for consideration of the stockholders at a special meeting, subject to the following terms and conditions.

1.  That the Cash Consideration to be paid to the Fractional
Stockholders in lieu of the issuance of fractional shares of New
Common Stock be agreed upon at the next scheduled meeting of the Board of Directors.

2. That Mr. Topper's proposal be ratified at such meeting, with such changes therein as the Board of Directors approve at such meeting.

The Board of Directors at a special meeting thereof on July
10, 1997 at which all of the directors were present, again considered the proposed Reverse Stock Split. The Board of Directors first reiterated that it concurred with Mr. Topper's proposal, his reasons for it, and his conclusions with respect to its fairness to the Company and the stockholders.

It next discussed the amount to pay to the Fractional Stockholders for their shares. It determined that, on the basis of the book value of the net assets of the Company (which value exceeds the current market price of the Common Stock) and the current and historical market price of Common Stock, the fair market value of each of the shares of Common Stock of the Company equaled 45 cents and, therefore, the amount of the Cash Consideration to pay to the Fractional Stockholders should equal 45 cents per share. The Board of Directors otherwise concurred with Mr. Topper's conclusions with respect to the fairness of the Reverse Stock Split.

The Board of Directors at this meeting unanimously concluded that the Reverse Stock Split, both from a procedural and financial point of view, is fair to the Company and its stockholders. It unanimously approved the Reverse Stock Split, directed that it be placed on the agenda of a special meeting of the stockholders for their consideration, and recommended that the stockholders vote for the Reverse Stock Split at such meeting.

Other than as set forth in this Proxy Statement, the Company and Mr. Topper do not have any reason for proposing the Reverse Stock Split at this particular time and are not aware of any material development affecting the future value of the Company or the Common Stock which has not been discussed in this Proxy Statement.


PURPOSE OF THE REVERSE STOCK SPLIT

The purpose of the proposed Reverse Stock Split, from the standpoint of the Company, is to cause the Company to become a privately-owned corporation in a manner that is fair both to the Company and its stockholders. The Company and its stockholders do not derive significant benefit from the Company's status as a public company, including the development of a market of consequence for its shares of Common Stock, the appreciation in value of such shares of Common Stock, and the payment of dividends from revenue sources rather than the repayment of outstanding notes due to the Company. On the other hand, the conversion of the Company from a reporting company to a private, non-reporting company will result in substantial benefits to the Company, including the elimination of the substantial costs it incurs each year as a result of its reporting obligations. It is also intended to afford the Fractional Stockholders a one time opportunity to receive, in the reasonable belief of the Board of Directors, a fair price for their shares without the Fractional Stockholders incurring the attendant costs of sale. There is not now and will not likely in the future develop a market of consequence for its shares of Common Stock to permit any significant trading of them and its operational and financial constraints now prevent and likely in the foreseeable future will prevent the payment of any dividends from operating earnings of the Company to the stockholders or any substantial appreciation in the value of their shares.

The Company structured the transaction as a Reverse Stock
Split in order for the Company to become a privately-owned corporation in the most expeditious, efficient, cost effective and fairest manner. They concluded that the other possible alternatives would either (i) not permit the Company to become a privately-owned corporation or, (ii) although would result in the suspension of the Company's reporting obligations, would deprive the stockholders of any market for the Company's Common Stock without giving them anything in return.


RECOMMENDATIONS OF THE BOARD OF DIRECTORS; FAIRNESS OF THE
REVERSE STOCK SPLIT

General
-------
The Board of Directors, at the meetings of the Board of Directors on June 9, 1997, and July 10, 1997, considered the fairness of the proposed 1,000 to one Reverse Stock Split of the Company's Common Stock. The Board of Directors unanimously concluded that the Reverse Stock Split, both from a financial and procedural point of view, is fair to, and in the best interests of, both the Company and the stockholders including the Fractional Stockholders. At such meetings, they unanimously resolved to recommend to the Company's stockholders to approve the Reverse Stock Split.

The Board of Directors did not structure the Reverse Stock Split to require the approval of at least a majority of the unaffiliated security holders. They concluded, despite not structuring the Reverse Stock Split in such manner, that the Reverse Stock Split is fair to the Company's unaffiliated stockholders.

The Board of Directors of the Company did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the Reverse Stock Split or preparing a report with respect to the fairness of the Reverse Stock Split. The Company and Board of Directors also did not obtain any report, opinion, or appraisal from an outside party with respect to the Reverse Stock Split, including any report, opinion, or appraisal with respect to the fairness of the Reverse Stock Split from a financial or procedural point of view to the Company, to any affiliate of the Company, or to any unaffiliated stockholders of the Company. The Board of Directors determined that the cost and expense to retain such representative or to prepare such report, opinion, or appraisal were not warranted in light of (i) the expected Cash Consideration to be paid to the Fractional Stockholders pursuant to the Reverse Stock Split, (ii) the relatively high cost and expense required to obtain such report, opinion or appraisal when compared to the low value of the Company's net assets, and (iii) the right of each of the Fractional Stockholders to dissent from the Reverse Stock Split under the Delaware General Business Law.

The Board of Directors was aware that the Reverse Stock
Split presented potential or actual conflicts of interest between the Company and Mr. Topper. The Board of Directors, despite such effect and conflicts of interest, concluded that the Reverse
Stock Split is fair to the Company and the unaffiliated stockholders.

Fairness of the Reverse Stock Split
-----------------------------------
The Board of Directors, as a part of their determination of the Cash Consideration and the fairness of the Reverse Stock Split considered certain specified factors. They considered the current book value of the net assets of the Company, the historical and current market prices for the shares of Common Stock, the Company's going concern value and the trading volume of the shares of Common Stock of the Company during the fiscal years ended September 24, 1995 and September 29, 1996.

The Board of Directors considered that the book value of the Company's net assets and the historical and current market prices for the shares of Common Stock, which values were similar, were the best and most realistic and reliable indications of the fair market value of the Company's shares of Common Stock for purposes of their determination of the amount of the proposed Cash Consideration and their analysis of the fairness of the Reverse Stock Split to the Fractional Stockholders.

The Board of Directors concluded on the basis of all of the factors considered that the Cash Consideration reflects the Company's fair value and, for this reason, that the Reverse Stock Split is fair to the Fractional Stockholders from a financial point of view.

The Board of Directors likewise concluded that the Reverse
Stock Split is fair to the Fractional Stockholders from a procedural point of view. They reiterated that, in the determination of the amount of the Cash Consideration and in their evaluation of the fairness of the Reverse Stock Split from
a financial point of view.    Second, they noted that the Reverse
Stock Split, given the lack of a market of consequence for the Company's shares of Common Stock, afforded stockholders a one time opportunity to receive, in the view of the Board of Directors, fair value for their shares. Third, the Reverse Stock Split constituted the most expeditious, efficient, cost effective and fairest method to convert the Company from a reporting company to a privately held non-reporting company in comparison to other alternatives considered by them. Fourth, they noted that a stockholder may dissent from the proposed Reverse Stock Split and, in lieu of the payment of the Cash Consideration, obtain payment in cash of the "fair value" of such stockholder's shares of Common Stock under the Delaware General Company Law.

The Board of Directors either did not assign any weight to a specified factor if, in their view, such factor did not assist them in their determination either of the Cash Consideration or the fairness of the Reverse Stock Split. If any factor assisted them in their determination, they also did not assign a relative weight to such factor and did not make a determination as to why any particular factor, as a result of the deliberations by them, should be assigned any weight. However, the Board of Directors considered the following factors as most important: the current market for the Company's shares of Common Stock, and the Fractional Stockholders' dissenting stockholders' rights under the Delaware General Corporation Law.

Consideration of Alternatives
-----------------------------
The Board of Directors considered the merits of various other alternatives to the Reverse Stock Split. They determined that the first alternative considered, of privately negotiated or open market purchases, would not be feasible because in all likelihood, it would not be possible, in any reasonable period of time, to purchase a significant number of the shares of the Company's Common Stock to ensure the reduction of the number of the holders of the shares of its Common Stock to less than 300. Finally, they determined that the legal and other transaction costs to implement this alternative would be substantially greater than the costs to implement the Reverse Stock Split.

Similarly, they determined that either the Company or Mr.
Topper commencing a tender offer would not be feasible for the same reasons that the alternative of privately negotiated or open market purchases would not be feasible.

Third, the Board of Directors determined that the sale of the Company (involving the sale of all or substantially all of its remaining assets, the merger of the Company into or with another corporation, or other form of business combination) would not be a feasible alternative. No acceptable third party had expressed any interest in purchasing any of the remaining assets of the Company, in merging with the Company, or otherwise in entering into a business combination with the Company. The Board of Directors likewise determined that it would not be a feasible alternative to locate a third party to purchase the Company.
They reiterated, on the basis of informal discussions which Mr. Topper has had with prospective purchasers in the past, that no acceptable third party had expressed any interest in pursuing formal negotiations for the purchase of the Company.

Fourth, the Board of Directors considered the alternative of additional public or private financing. It concluded that this alternative would not be feasible. The Company would be required to sell a substantial number of additional shares of its Common Stock in order to raise any significant amount of capital, given the current value of such shares, resulting in the dilution of all of the stockholders' interest in the Company. They reiterated that, on the basis of informal discussions which Mr. Topper has had with prospective financing sources in the past, no acceptable third party had expressed any interest in pursuing formal negotiations to provide any financing to the Company in light of the Company's existing financial status. The Company would also remain subject to the regulatory and reporting requirements of the Exchange Act without in all likelihood the development of any significant trading market for the Common Stock.

Lastly, the Board of Directors considered the alternative of electing to terminated registration and/or suspend reporting requirements under Rules 12g-4(a)(1)ii and 12h-3(b)(1)ii of the Exchange Act. Generally, Rules 12g-4(a)(1)ii and 12h-3(b)(1)ii of the Exchange Act provide for a termination from registration of an issuer's stock when such stock is held by less than 500 persons and the total assets of the issuer have not exceeded $10,000,000 for the three most recent fiscal years. However, this alternative was rejected as it would deprive the stockholders of any market for their shares and give them nothing in return. Also, with in excess of 400 stockholders, none owning a majority, corporate governance could prove unwieldy.


Recommendations of the Board of Directors
-----------------------------------------
The Board of Directors unanimously concluded that, on the basis of these factors, the Reverse Stock Split, both from a procedural and financial point of view, is fair to the Company, the Fractional Stockholders, and the New Common shareholders.
For these reasons and the reasons described in "Special Factors - Background and Reasons for the Reverse Stock Split" and "Special Factors - Purpose of the Reverse Stock Split," the Board of Directors, including the only director who is not an employee of the Company, unanimously approved the Reverse Stock Split and recommended that the stockholders vote FOR the Reverse Stock Split.


INTEREST OF CERTAIN PERSONS IN THE REVERSE STOCK SPLIT; CONFLICTS
OF INTEREST

Mr. Topper is the principal stockholder, a member of the Board of Directors, and one of two executive officers of the Company. He will continue to be an officer and director of the Company and its primary stockholder after the consummation of the Reverse Stock Split. Mr. Topper owns, as of the date of this Proxy Statement, 937,914 shares of the Common Stock, representing approximately 42.36 percent of the Company's issued and outstanding shares of Common Stock. If the Reverse Stock Split is effectuated, Mr. Topper will then own 937 shares of the Common Stock, representing approximately 47.47 percent of the Company's issued and outstanding shares of Common Stock. Mr. Topper's ownership in the Company will effectively increase. Mr. Topper was present and voted at the meetings of the Board of Directors at which the Reverse Stock Split was considered and approved.
The Board of Directors was aware of these potential and actual conflicts of interest but concluded that, despite these conflicts, the Reverse Stock Split is, fair to the Company and its stockholders.

The Board of Directors of the Company did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for the purpose of negotiating the terms of the Reverse Stock Split or for the purpose of preparing a report with respect to the fairness of the Reverse Stock Split. The Board of Directors determined that the cost and expense to retain such representative or to prepare such report were not warranted in light of (i) the expected Cash Consideration to be paid to the Fractional Stockholders pursuant to the Reverse Stock Split, (ii) the relatively low value of the Company's net assets when compared to the cost and expense required to obtain such report, opinion or appraisal, and (iii) the right of each of the Fractional Stockholders to dissent from the Reverse Stock Split under the Delaware General Business Law. The Board of Directors also did not appoint an independent committee of the Board of Directors to review the fairness of the Reverse Stock Split for the same reasons.


LACK OF OPINIONS, APPRAISALS, AND REPORTS

Neither the Company nor the Board of Directors received any report, opinion, or appraisal from an outside party with respect to the Reverse Stock Split, including, but not limited to, any report, opinion, or appraisal with respect to the fairness of the Reverse Stock Split to the Company, any affiliates of the Company, or any unaffiliated stockholders of the Company. The Board of Directors determined that the cost and expense to obtain such report, opinion or appraisal were not warranted in light of
(i) the expected Cash Consideration to be paid to the Fractional Stockholders pursuant to the Reverse Stock Split, (ii) the relatively high cost and expense required to obtain such report, opinion or appraisal when compared to the low value of the Company's net assets, and (iii) the right of each of the Fractional Stockholders to dissent from the Reverse Stock Split under the Delaware General Business Law.


PLANS FOR THE COMPANY AFTER THE REVERSE STOCK SPLIT

Except as indicated in this Proxy Statement after the consummation of the Reverse Stock Split, the Company does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries; a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; any change in the present Board of Directors or management of the Company including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the Board of Directors or to change any material term of the employment contract of any executive officer; or any material change in the present dividend rate or policy or indebtedness or capitalization of the Company. Upon consummation of the Reverse Stock Split, the assets, business, and operations of the Company will be continued substantially as they are currently being conducted. The Company does expect to sell one of its existing notes in order to fund the cost and expenses of the Reverse Stock Split. See "Special Factors - Source and Amount of Funds for and Expenses of the Reverse Stock Split."


CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

General Effects
---------------
If the Reverse Stock Split is approved by the vote of a majority of the outstanding shares of Common Stock, the number of authorized shares of Common Stock will be decreased from 5,000,000 to 5,000. The interest of shareholders of New Common Stock in terms of both dollar amounts and percentages will change. Each share of Common Stock owned by the Fractional Stockholders which would upon conversion represent a fractional share of New Common Stock will be automatically converted into the right to receive from the Company, in lieu of fractional shares of New Common Stock, cash in the amount of 45 cents for each share of Common Stock. The Fractional Stockholders owning less than 1,000 shares of Common Stock will cease to be stockholders or to have any equity interest in the Company and, therefore, will not share in its future earnings and growth, if any, and will not have any right to vote on any corporate matter.

Termination of Exchange Act Registration
----------------------------------------
The shares of Common Stock are currently registered under
the Exchange Act. Such registration may be terminated upon application of the Company to the SEC if the Company has fewer than 300 record holders of the shares or fewer than 500 stockholders and less than $10,000,000 in assets as of the end of three consecutive fiscal years. The Company currently intends to make an application for termination of registration of the shares of New Common Stock as promptly as possible after filing the Articles of Amendment. Termination of registration of the shares of New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy or information statement in connection with stockholder meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to "going private" transactions, no longer applicable to the Company. Termination of the registration of the shares of the New Common Stock would also deprive "affiliates" of the Company and persons holding "restricted securities" of the Company of the ability to dispose of such securities pursuant to Rule 144 promulgated under the
Securities Act of 1933, as amended.   Such termination of
registration shall cause all shares of New Common Stock to be restricted.

Effect on Market for Shares
---------------------------
If the Reverse Stock Split is approved and, as contemplated, the shares of New Common Stock are deregistered under the Exchange Act, there will not be any market for the Company's shares of New Common Stock.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The receipt by each Fractional Stockholder of cash in lieu of fractional shares of New Common Stock pursuant to the Reverse
Stock Split will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the
"Code").

Under Section 302 of the Code, a Fractional Stockholder will recognize gain or loss upon receiving cash in lieu of fractional shares of New Common Stock if (i) the Reverse Stock Split results in a "complete redemption" of all of the Fractional Stockholder's shares of Common Stock, (ii) the receipt of cash is "substantially disproportionate" with respect to the Fractional Stockholder, or (iii) the receipt of cash is "not essentially equivalent to a dividend" with respect to the Fractional Stockholder. These three tests are applied by taking into account not only shares that a Fractional Stockholder actually owns, but also shares that a Fractional Stockholder constructively owns pursuant to Section 318 of the Code, described below.

If any one of these three tests is satisfied, the Fractional Stockholder will recognize gain or loss equal to the difference between the amount of cash received by the Fractional Stockholder pursuant to the Reverse Stock Split and the tax basis in the existing shares of Common Stock held by the Fractional Stockholder. Provided that the shares of Common Stock constitute a capital asset in the hands of the Fractional Stockholder, this gain or loss will be long-term capital gain or loss if the shares of Common Stock are held for more than one year and will be short-term capital gain or loss if the shares of Common Stock are held for one year or less.

Pursuant to the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares actually owned by the stockholder. For instance, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren, and parents ("family attribution"). A stockholder is also considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50 percent or more of the value of the stock is owned directly or indirectly by or for such stockholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities ("entity attribution"). A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option.

The receipt of cash by a Fractional Stockholder pursuant to the Reverse Stock Split will result in a "complete redemption" of all of the Fractional Stockholder's shares of Common Stock, so long as the Fractional Stockholder does not receive nor constructively own any shares of New Common Stock as a result of the Reverse Stock Split. However, a Fractional Stockholder who does not receive any shares of New Common Stock as a result of the Reverse Stock Split may qualify for gain or loss treatment under the "complete redemption" test even though such Fractional Stockholder constructively owns shares of New Common Stock provided that (i) the Fractional Stockholder constructively owns shares of New Common Stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (ii) the Fractional Stockholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the Fractional Stockholder has no interest in the Company immediately after the Reverse Stock Split (including as an officer, director, or employee), other than an interest as a creditor).

It is anticipated that Fractional Stockholders who do not receive any shares of New Common Stock as a result of the Reverse Stock Split will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, a Fractional Stockholder may nevertheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash pursuant to the Reverse Stock Split will be "substantially disproportionate" with respect to the Fractional Stockholder if the percentage of shares of New Common Stock constructively owned by the Fractional Stockholder immediately after the Reverse Stock Split is less than 80 percent of the percentage of existing shares of Common Stock actually and constructively owned by the Fractional Stockholder immediately before the Reverse Stock Split. Alternatively, the receipt of cash pursuant to the Reverse Stock Split will, in general, be "not essentially equivalent to a dividend" if the Reverse Stock Split results in a "meaningful reduction" in the Fractional Stockholder's proportionate interest in the Company.

If none of the three tests described above is satisfied, a Fractional Stockholder who does not receive any shares of New Common Stock as a result of the Reverse Stock Split will be treated under the distribution rules of Section 301 of the Code. Generally, pursuant to Section 301 of the Code, a distribution of cash by a corporation to its shareholders is considered a taxable dividend in an amount equal to the entire amount of cash received by such shareholder to the extent of the earnings and profits, both current and accumulated, of such corporation. The Company does not have any current or accumulated earnings and profits. Accordingly, a Fractional Stockholder who does not qualify for capital gain or loss treatment under the above described Section 302 rules will nonetheless qualify for capital gain or loss treatment under the distribution rules of Section 301.

The receipt of shares of New Common Stock in the Reverse
Stock Split by stockholders of the Company who are not Fractional Stockholders will be a non-taxable transaction for federal income tax purposes. However, it is anticipated that a Fractional Stockholder who receives any shares of New Common Stock as a result of the Reverse Stock Split will be treated as having received a capital gain or loss in an amount equal to the difference between the amount of cash received by the Fractional Stockholder pursuant to the Reverse Stock Split and the tax basis in the fractional shares of Common Stock held by the Fractional Stockholder for which cash was received by the Fractional Stockholder in lieu of New Common Stock. Consequently, a stockholder of the Company receiving only shares of New Common Stock will not recognize gain or loss, or dividend income, as a result of the Reverse Stock Split with respect to the shares of New Common Stock received. In addition, the basis and holding period attributed to the shares of New Common Stock of the stockholders who receive only New Common Stock and the Fractional Stockholders who receive shares of New Common Stock as a result of the Reverse Stock Split will carry over as the basis and holding period of such stockholder's shares of New Common Stock.

Various legislative proposals have been introduced in Congress that would reduce the rate of federal income taxation of certain capital gains. Such legislation, if enacted, might apply only to gain realized on transactions occurring after a date specified in the legislation. It cannot be predicted whether any such legislation ultimately will be enacted and, if enacted, what its effective date will be.


THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF CERTAIN OF
THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THE STOCKHOLDERS WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).


SOURCE AND AMOUNT OF FUNDS FOR AND EXPENSES OF THE REVERSE STOCK
SPLIT

Estimated fees and expenses incurred or to be incurred by
the Company in connection with the Reverse Stock Split are
approximately as follows:
                                   Approximate
Item                               Amount
-----------------------------      -----------
Payment of Cash Consideration      $108,180
Legal Fees                           15,000
Accounting Fees                       7,500
Cost of New Stock Certificates        1,000
Commission Filing Fees                  125
Printing and Mailing Expenses         6,000
Miscellaneous Expenses                2,195

                                   --------
     Total                         $140,000
                                   ========

The Company has paid or will be responsible for paying all of such expenses. It will pay such expenses (including the Cash Consideration payments) from the proceeds generated by the sale of one of the outstanding promissory notes payable to the Company. It will not borrow any part of such funds to pay these expenses.




                    THE REVERSE STOCK SPLIT


AMENDMENT OF RESTATED ARTICLES OF INCORPORATION TO EFFECT THE
REVERSE STOCK SPLIT

Pursuant to the terms of the Articles of Amendment, if approved, the authorized shares of Common Stock will be reduced from 5,000,000 to 5,000, each 1,000 shares of the Company's $.01 par value Common Stock then issued will be automatically converted into one share of the Company's $10.00 par value New Common Stock, and a cash payment of 45 cents per share for the currently outstanding Common Stock will be made in lieu of the issuance of any resulting fractional shares of the New Common Stock to any stockholders who, after the Reverse Stock Split, own a fractional share of New Common Stock. The form of the Articles of Amendment is attached as Annex A to this Proxy Statement. If the Reverse Stock Split is approved at the Special Meeting by the holders of a majority of the currently issued and outstanding Common Stock the Company expects to file the Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Delaware on October __, 1997, immediately following the Special Meeting, or as soon as practicable thereafter (the "Effective Date").


EXCHANGE OF SHARES AND PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL
SHARES

Within 10 days after the Effective Date, the Company will mail to the Fractional Stockholders a notice of the filing of the Articles of Amendment (the "Notice of Filing") and a letter of transmittal (the "Letter of Transmittal") containing instructions with respect to the submission of shares of Common Stock to the Company. Fractional Stockholders will be entitled to receive, and the Company will be obligated to make payment of, cash in lieu of fractional shares of New Common Stock only by transmitting stock certificate(s) for shares of Common Stock to the Company, together with the properly executed and completed Letter of Transmittal and such evidence of ownership of such shares as the Company may require.

VOTING; VOTE REQUIRED

The proposed Reverse Stock Split must be approved by a vote of not less than a majority of the shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Special Meeting. The Board of Directors has been informed that the executive officers and directors of the Company will vote in favor of that Reverse Stock Split. There are no contracts, arrangements, understandings, or relationships in connection with the Reverse Stock Split between the Company (including its officers or its directors) and any other person with respect to any securities of the Company.

THE NOTICE OF FILING AND THE LETTER OF TRANSMITTAL WILL BE TRANSMITTED BY THE CORPORATION TO STOCKHOLDERS AT A DATE SUBSEQUENT TO THE EFFECTIVE DATE. STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THE NOTICE OF FILING AND LETTER OF TRANSMITTAL ARE RECEIVED AND SHOULD SURRENDER THEIR CERTIFICATES ONLY WITH SUCH LETTER OF TRANSMITTAL.

There will be no service charges payable by the Fractional
Stockholders in connection with the payment of cash in lieu of the issuance of fractional shares of New Common Stock. These costs will be borne by the Company.


DISSENTING STOCKHOLDERS' RIGHTS

Stockholders who do not vote in favor of the approval of the Reverse Stock Split have the right, in lieu of the payment of the Cash Consideration, to seek payment in cash of the fair value of their shares of Common Stock by strictly complying with the requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"). Failure of a stockholder to strictly adhere to the requirements of Section 262 of the DGCL may result in the loss of such stockholder's dissenter's rights.


If a holder of Common Stock elects to exercise his right under Section 262, he must satisfy each of the following conditions:

(i) he must file with the Company a written demand for appraisal of his shares at any time before the taking of the vote with respect to the Reverse Stock Split, which demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares; and

(ii) he must not vote in favor of the Reverse Stock
Split (a failure to vote or an abstention will satisfy this condition, but delivering a proxy in favor of or voting in favor of the Reverse Stock Split will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal).

Neither voting against the Reverse Stock Split nor delivering a proxy to that effect nor failure to vote for the Reverse Stock Split will constitute a written demand for appraisal within the meaning of Section 262.

All written demands for appraisal should be directed to Daniel A. Poganski, Secretary, No. 1 Commercial Drive, Florida, New York 10921 and should be executed by, or on behalf of, the holder of record. To be effective, the demand must be made by or for the registered stockholder, fully and correctly, in such stockholder's name as it appears on his stock certificates and cannot be made by the beneficial owner if he does not also hold the shares of record. The beneficial owner must in such cases have the registered owner submit the required demand in respect of such shares.

If Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity, and if the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it is acting as agent for the record owner. A record owner, such as a broker, who holds Common Stock as a nominee for others, may exercise his right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

If the Reverse Stock Split is approved, within ten days after the effective date of the Reverse Stock Split, the Company will notify each stockholder who has complied with the foregoing provisions of the date the Reverse Stock Split has become effective. Within 120 days after the effective date of the Reverse Stock Split, the Company or any stockholder who has complied with the foregoing provisions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock of all such stockholders. Since the Company at this time has not decided whether it will file such a petition, any stockholder who desires that such a petition be filed is advised to file same on a timely basis unless he has received notice from the office of the Register in Chancery that such a petition has been filed by the Company or another stockholder.

If a petition for appraisal described above is duly filed by a stockholder and a copy thereof is delivered to the Company, the Company will then be obligated within twenty days to provide the office of the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the Company. Within 120 days after the effective date of the Reverse Stock Split, any stockholder who has complied with the foregoing provisions shall, upon written request, be entitled to receive from the Company a statement setting forth the aggregate number of shares not voted in favor of the Reverse Stock Split and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Court may require those stockholders who demanded payment for their shares to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

After the hearing on such petition, the Court will determine the stockholders who have complied with the foregoing provisions and who have thereby become entitled to appraisal rights and will appraise the shares of Common Stock, determining the fair value exclusive of any element of value arising from the accomplishment or expectation of value arising from the accomplishment or expectation of the Reverse Stock Split. When the value is so determined, the Court will direct the Company to pay such value, with a "fair rate" of interest thereon, if any, as the Court determines, to the stockholders entitled to receive same upon surrender to the Company by such stockholder of the certificates representing such shares of Common Stock.

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares of Common Stock entitled to an appraisal.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the Reverse Stock Split, any stockholder has the right to withdraw his demand for appraisal and to accept the terms offered upon the Reverse Stock Split. In addition, any stockholder who receives the written approval of the Company may withdraw his demand for appraisal and accept the terms offered upon the Reverse Stock Split more than 60 days after the effective date of the Reverse Stock Split.

Any stockholder who has demanded his appraisal rights as provided herein will thereafter neither be entitled to vote his shares of Common Stock for any purpose nor be entitled to the payment of dividends or other distributions on the Common Stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Reverse Stock Split); provided, however, that if no petition for an appraisal is filed within the time provided, or if such stockholder delivers to the Company a written withdrawal of his demand for an appraisal and an acceptance of the Reverse Stock Split, either within sixty days after the effective date of the Reverse Stock Split or thereafter with the written approval of the Company, then the right of such stockholder to appraisal will cease.

The foregoing does not purport to be a complete statement of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to such sections, which are reproduced in full as Annex B to this Proxy Statement.

       THE PROVISIONS OF SECTION 262 OF THE DGCL ARE COMPLEX AND
TECHNICAL IN NATURE.  STOCKHOLDERS DESIRING TO EXERCISE
DISSENTERS' RIGHTS MAY WISH TO CONSULT COUNSEL, SINCE THE FAILURE
TO COMPLY STRICTLY WITH THESE PROVISIONS WILL RESULT IN THE LOSS
OF THEIR DISSENTERS' RIGHTS.


      MARKET PRICES FOR SHARES OF COMMON STOCK; DIVIDENDS

COMMON STOCK INFORMATION

The Company's Common Stock is traded in the over-the-counter market. The following table sets forth, for the periods indicated, the range of high and low respective bids for the Company's Common Stock. These quotes reflect inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. Although the Company's Common Stock has been listed on the NQB Pink Sheets since April 1992, the Company's market makers have not published any quotes in the Pink Sheets. The Company's Common Stock is also listed on NASD's OTC Bulletin Board, but is not active.

Quarter Ended                 Low            High
September 25, 1994            $.50           $ .9375
December 25, 1994             $.50           $ .9375
March 26, 1995                $.50           $ .875
June 25, 1995                 $.50           $ .9375
September 24, 1995            $.50           $1.00
December 31, 1995             $.125          $.375
March 31, 1996                $.125          $.375
June 30, 1996                 $.125          $.375
September 29, 1996            $.125          $.375
December 29, 1996             $.125          $.25
March 30, 1997                $.125          $.25
June 29, 1997                 $.125          $.25

As of July 31, 1997, the aggregate number of holders of record of the Company's Common Stock was approximately 338.

DIVIDENDS AND DISTRIBUTIONS

In May, 1995, the Company paid its stockholders of record on May 22, 1995, a return of capital distribution of $.30 per share. In July of 1995, the Company paid its stockholders of record on July 7, 1995, a return of capital distribution of $.20 per share. On November 13, 1995, the Board of Directors declared a return of capital dividend in an amount of $.20 per share of common stock, payable to shareholders of record on November 24, 1995, which was paid by the Company on November 28, 1995. On January 26, 1996, the Company declared a $.30 per share return of capital distribution, payable to shareholders of record as of February 12, 1996. The distribution was paid on February 16, 1996. On January 31, 1997, the Company declared a return of capital distribution at the rate of $.35 per share. Such distribution was paid on February 20, 1997 to shareholders of record as of February 13, 1997.


                DIRECTORS AND EXECUTIVE OFFICERS

As of July 31, 1997 the directors and officers of the Company were:

                                                       Term to
Name                Age       Position(s)              Expire
-----               -----     -----------              -------

Lewis E. Topper     47        Chairman of the Board,
                              Chief Executive Officer,
                              President, Chief Financial
                              Officer, Chief Accounting
                              Officer, Treasurer and
                              Director                   1999

Daniel A. Poganski  36        Secretary, Assistant Vice
                              President and Director     1998


Lewis E. Topper has been the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer and a director of the Company since its inception in February 1990. He has been the President of IFS, currently a wholly-owned subsidiary of the Company, since December 1985. He is a past President of the Wendy's New York Advertising Cooperative. He has been a Certified Public Accountant since 1977 and is a graduate of Baruch College. Mr. Topper is also the Chairman of the Board, President, Chief Executive Officer, Treasurer and Director of FFO. IFS provides management services to FFO. Mr. Topper receives no compensation from FFO. Mr. Topper is also Chairman of the Board or Secretary of 30 companies that operate 148 Wendy's restaurants. Mr. Topper holds a minority stockholder interest in each of these companies and is a co-franchise owner under their respective franchise agreements. Mr. Topper also receives consulting fees from each of these companies. These management fees were assigned to IFS by Mr. Topper until November 1, 1995, on which date his employment agreement was amended. In the future, Mr. Topper may become involved with additional Wendy's operations.

Daniel A. Poganski has been the Assistant Vice President and Secretary of the Company since its inception in February 1990, and served as a director of the Company from its inception until November 26, 1990. On December 18, 1991. Mr. Poganski was again elected to the Board of Directors. Mr. Poganski joined IFS in 1989 and has been the Secretary and Controller of IFS since April 1989. In January of 1997, in connection with the Company's reorganization of its administrative offices, Mr. Poganski resigned as a full-time employee of the Company. He retained his positions as officer and director and now provides virtually all management accounting and administrative services through his own service company, A & B Accounting Services, at an annual fee to the Company of $48,000. Mr. Poganski has also served as the Controller of FFO since 1988 and as the Secretary of FFO since October 1989. He is a graduate of Moorhead State University and is a Certified Public Accountant.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's Common Stock as of July 31, 1997 by each person who is known by the Company to beneficially own more than 5% of its Common Stock.

                    Amount of Common Stock   Percent
Name and Address    Beneficially Owned       of Class
----------------    ----------------------   --------
Lewis E. Topper               958,914        42.90%
Fast Food Systems. Inc.
42-40 Bell Boulevard
Bayside, New York 11361

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 31, 1997 by each director of the Company and the directors and executive officers as a group:

                    Amount of Common Stock   Percent
Name and Address    Beneficially Owned       of Class
----------------    ----------------------   ---------

Lewis E. Topper               958,914(1)     42.90%
Fast Food Systems. Inc.
42-40 Bell Boulevard
Bayside, New York 11361

Daniel A. Poganski            10,000         0.45%
A & B Accounting Services
No. 1 Commercial Drive
Florida, NY 10921

All Executive Officers
and Directors as a Group
(2 Persons)                   968,914 (1)    43.34%

-----------------------------------------------
(1) Includes shares issuable upon exercise of vested options issued under the Plan to purchase 21,000 shares of Common Stock.


PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

The following pro forma consolidated financial information of the Company is based on and should be read in conjunction with the consolidated financial statements of the Company as of and for the year ended September 29, 1996 and as of and for the nine months ended June 29, 1997, both incorporated by reference (from the Company's 1996 Form 10-KSB and the June 29, 1997 Form 10-QSB, respectively) in this Proxy Statement. (The consolidated financial statements of the Company as of and for the nine months ended June 29, 1997 are also included elsewhere in this Proxy Statement for the convenience of the reader). The pro forma balance sheets as of September 29, 1996 and June 29, 1997 give effect to the going-private transaction, the reverse stock split and the sale of a note receivable as if they had been consummated at each balance sheet date, respectively. The pro forma consolidated statements of operations for the year ended
September 29, 1996 and for the nine months ended June 29, 1997 give effect to the going private transaction and the reverse stock split as if they had been consummated on the first day of each period and also reflect (i) the reduction in interest income attributable to the assumed sale of the note receivable at the beginning of the period; and (ii) the interest income that would have been earned had the excess of the proceeds from the sale of the note receivable over the cost of the going-private transaction been invested at six percent simple interest for the period.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The pro forma consolidated financial information purports neither to represent what the Company's results of operations would actually have been if the Reverse Stock Split and going private transaction had occurred on September 25, 1995 and September 30, 1996, respectively, nor to project the Company's financial position or results of operations for any future date or period.



                    Fast Food Systems, Inc.and Subsidiaries
                      Pro-Forma Consolidated Balance Sheet

                                 September 29,                 September 29,
                                     1996        Pro-Forma          1996
                                 Historical     Adjustments     Pro-Forma
                                 -------------  -----------    -------------

     ASSETS
Current assets:
 Cash                            $    59,162    $   199,607 (1) $   258,769
 Notes receivable                    149,283     (   26,709)(2)     122,574
 Due from managed entities            29,589          -              29,589
 Other current assets                 29,306          -              29,306
                                 -----------    -----------     -----------
Total current assets                 267,340        172,898         440,238
                                 -----------    -----------     -----------
Property and equipment, net           46,456          -              46,456
                                 -----------    -----------     -----------
Other assets:
 Notes receivable, less current
   maturities                      1,273,333     (  312,898)(2)     960,435
 Interests in managed entities       230,084           -            230,084
 Security deposits                     1,242           -              1,242
                                 -----------    -----------     -----------
Total other assets                 1,504,659     (  312,898)      1,191,761
                                 -----------    -----------     -----------
TOTAL ASSETS                     $ 1,818,455    $(  140,000)    $ 1,678,455
                                 ===========    ===========     ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                $    37,548    $     -         $    37,548
                                 -----------    -----------     -----------
Total liabilities                     37,548          -              37,548
                                 -----------    -----------     -----------
Stockholders' equity:
 Common stock                         22,144     (   2,404)(3)       19,740
 Additional paid-in capital        7,306,481     ( 137,596)(4)    7,168,885
 Accumulated deficit              (5,547,718)         -          (5,547,718)
                                 -----------    -----------     -----------
Total stockholders' equity         1,780,907     (  140,000)      1,640,907
                                 -----------    -----------     -----------
Total liabilities and stockholders'
 equity                          $ 1,818,455    $(  140,000)    $ 1,678,455
                                 ===========    ===========     ===========
                                                 (  240,400)(5)
Shares outstanding                 2,214,400     (1,972,026)(6)       1,974
                                 ===========    ===========     ===========
Book value per share             $       .80                    $    831.26*
                                 ===========                    ===========


*If the effect of the reverse stock split is ignored in computing book value per share, the 1,974,000 shares remaining after the buy-back would each have a book value per share of $.83. Such per share value does not reflect the effect of the $.35 per share return of capital distribution paid on February 20, 1997.

                    Fast Food Systems, Inc. and Subsidiaries
                      Pro-Forma Consolidated Balance Sheet


                                   June 29,                       June 29,
                                     1997        Pro-Forma          1997
                                  Historical     Adjustments     Pro-Forma
                                  ----------     -----------    ----------
     ASSETS
Current assets:
 Cash                            $    39,776    $   179,827 (1) $   219,603
 Notes receivable                     79,554     (   28,780)(2)      50,774
 Due from managed entities            28,606          -              28,606
 Other current assets                 27,432          -              27,432
                                 -----------    -----------     -----------
Total current assets                 175,368        151,047         326,415
                                 -----------    -----------     -----------
Property and equipment, net           37,889          -              37,889
                                 -----------    -----------     -----------
Other assets:
 Notes receivable, less current
   maturities                        629,424     (  291,047)(2)     338,377
 Interests in managed entities       171,304          -             171,304
 Security deposits                     1,242          -               1,242
                                 -----------    -----------     -----------
Total other assets                   801,970     (  291,047)        510,923
                                  -----------    -----------    -----------
TOTAL ASSETS                     $ 1,015,227    $(  140,000)    $   875,227
                                 ===========    ===========     ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and
   accrued expenses              $    26,665    $     -         $    26,665
                                 -----------    -----------     -----------
Total liabilities                     26,665          -              26,665
                                 -----------    -----------     -----------
Stockholders' equity:
 Common stock                         22,144     (    2,404)(3)      19,740
 Additional paid-in capital        6,531,441     (  137,596)(4)   6,393,845
 Accumulated deficit              (5,565,023)         -          (5,565,023)
                                 -----------    -----------     -----------
Total stockholders' equity           988,562     (  140,000)        848,562
                                 -----------    -----------     -----------
Total liabilities and stockholders'
 equity                          $ 1,015,227    $(  140,000)    $   875,227
                                 ===========    ===========     ===========
                                                 (  240,400)(5)
Shares outstanding                 2,214,400     (1,972,026)(6)       1,974
                                 ===========    ===========     ===========
Book value per share             $       .45                    $    429.87*
                                 ===========                    ===========


*If the effect of the reverse stock split is ignored in computing book value per share, the 1,974,000 shares remaining after the buy-back would each have a book value per share of $.43.

                    Fast Food Systems, Inc. and Subsidiaries
                 Pro-Forma Consolidated Statement of Operations
                     For the Year Ended September 29, 1996



                                  Year Ended                     Year Ended
                                 September 29,                  September 29,
                                     1996        Pro-Forma          1996
                                  Historical    Adjustments      Pro-Forma
                                 ------------   -----------     ------------


Continuing operations:
 Revenues:
   Management fees               $   167,733    $    -          $   167,733
   Interest income                   181,645     (   35,294)(1)     158,327
                                                     11,976 (2)
   Other income                       15,079         -               15,079
                                 -----------    -----------     -----------
                                     364,457     (   23,318)        341,139
                                 -----------    -----------     -----------


Expenses:
   General and administrative
    expenses                         572,371          -             572,371
   Interest expenses                   5,056          -               5,056
   Other expenses                     33,782          -              33,782
                                 -----------    -----------     -----------
                                     611,209          -             611,209
                                 -----------    -----------     -----------
Loss from continuing operations  $(  246,752)   $(   23,318)    $(  270,070)
                                 ===========    ===========     ===========

Weighted average number of
 shares outstanding                2,214,400     (2,212,426)*         1,974
                                 ===========    ===========     ===========

Loss from continuing
 operations per share            $      (.11)                   $   (136.81)
                                 ===========                    ===========



*Reflects the effect of the 1,000 to 1 reverse stock split and the purchase of the resulting fractional shares in the going-private transaction.




                    Fast Food Systems, Inc. and Subsidiaries
                 Pro-Forma Consolidated Statement of Operations
                        Nine Months Ended June 29, 1997



                                  Nine Months                    Nine Months
                                     Ended                          Ended
                                 June 29, 1997   Pro-Forma      June 29, 1997
                                   Historical   Adjustments       Pro-Forma
                                 -------------  -----------     -------------


Continuing operations:
 Revenues:
   Management fees               $   126,682    $    -          $   126,682
   Interest income                    80,988     (   24,824)(1)      64,256
                                                      8,092 (2)
                                 -----------    -----------     -----------
                                     207,670     (   16,732)        190,938
                                 -----------    -----------     -----------


Expenses:
   General and administrative
    expenses                         197,598          -             197,598
   Loss attributable to equity
    investments                       27,377          -              27,377
                                 -----------    -----------     -----------
                                     224,975          -             224,975
                                 -----------    -----------     -----------
Net loss                         $(   17,305)   $(   16,732)    $(   34,037)
                                 ===========    ===========     ===========

Weighted average number of
 shares outstanding                2,214,400     (2,212,426)*         1,974
                                 ===========    ===========     ===========

Net loss per share               $      (.01)                   $    (17.24)
                                 ===========                    ===========



*Reflects the effect of the 1,000 to 1 reverse stock split and the purchase of the resulting fractional shares in the going-private transaction.










            NOTES TO PRO-FORMA FINANCIAL STATEMENTS


Notes to Pro-Forma Consolidated Balance Sheets
----------------------------------------------

(1) Reflects the excess of the proveeds from the sale of the Wendtrip note receivable at September 29, 1996 and June 29,
     1997 over the aggregate cost of the going-proviate transaction. Such costs are estimated as follows:

     Payment of cash consideration             $108,180
     Legal fees                                  15,000
     Accounting fees                              7,500
     Printing and mailing expenses                6,000
     Cost of new stock certificates               1,000
     Commission filing fees                         125
     Miscellaneous expenses                       2,195
                                               --------
     Total:                                    $140,000
                                               ========

(2) Reflects the sale of the Wentrip note receivable, including the current and non-current maturities at September 29, 1996 and June 29, 1997.

(3) Reflects the reduction in the aggregate par value of common stock from 2,214,400 shares of $.01 par value to an estimated 1,974 shares of $10.00 par value after the going-private transaction and the reverse stock split of 1,000 to 1.

(4) Reflects the reduction in additional paid-in capital after subtracting the reduction in aggregate par value from the total cost of the going-private transaction.

(5) Reflects the equivalent number of pre-reverse split shares of common stock bought back by the Company in the going-private transaction.

(6) Reflects the effect of the 1,000 to 1 reverse stock split, reducing the 1,974,000 shares which did not result in fractional shares after such reverse split and which accordingly were not purchased by the Company in accordance with the terms of the going-private transaction.


Notes to Pro-Forma Consolidated Statements of Operations
--------------------------------------------------------

(1) Reflects the reduction in interest income attributable to the assumed sale of the Wendtrip note at the beginning of the period.

(2) Reflects the interest income that would have been earned had the excess of the proceeds from the sale of the Wendtrip note over the cost of the going-private transaction been invested at six percent simple interest for the period.

                 INDEPENDENT PUBLIC ACCOUNTANTS

The consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 29, 1996 (the "1996 10-KSB"), incorporated by reference in this Proxy Statement, have been audited by Eric L. Weston, C.P.A., independent public accountant, as stated in his report with respect thereto. It is expected that Mr. Weston will be present at the Special Meeting, to respond to appropriate questions of stockholders of the Company.



  HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

The Company hereby incorporates by reference the financial information contained in Part II, Item 7, of the 1996 10-KSB, the report of the independent accountants thereon contained in Part
II, Item 7, of the 1996 10-KSB, and Management's Discussion and
Analysis of Financial Condition and Results of Operations contained in Part II, Item 6 of the 1996 10-KSB.

The Company hereby incorporates by reference, the financial information contained in Part I, Item 1, of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 29, 1997 (the "June 1997 10-QSB"), and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Part 1, Item 2, of the June 1997 10-QSB.

For the convenience of the reader the Company's condensed consolidated balance sheet as of June 29, 1997 and the Company's condensed consolidated statement of operations and cash flows for the nine months ended June 29, 1997 and June 30, 1996 and the notes thereto included in the June 1997 10-QSB are presented on the following pages.



















                    FAST FOOD SYSTEMS, INC. AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 29, 1997






     Assets
     ------

Current assets:
 Cash                                                   $     39,776
 Notes receivable                                             79,554
 Due from managed entities                                    28,606
 Other current assets                                         27,432
                                                         -----------
Total current assets                                         175,368
                                                         -----------
Property and equipment, net                                   37,889
                                                         -----------
Other assets:

 Notes receivable, less current maturities                   629,424
 Interests in managed entities                               171,304
 Security deposits                                             1,242
                                                         -----------
Total other assets                                           801,970
                                                         -----------
Total assets                                             $ 1,015,227
                                                         ===========

     Liabilities and Shareholders' Equity
     ------------------------------------

Current liabilities:
 Accounts payable and accrued expenses                   $    26,665
                                                         -----------
Total liabilities                                             26,665
                                                         -----------
Shareholders' equity:
 Common stock                                                 22,144
 Additional paid-in capital                                6,531,441
 Accumulated deficit                                      (5,565,023)
                                                         -----------
Total shareholders' equity                                   988,562
                                                         -----------
Total liabilities and shareholders' equity               $ 1,015,227
                                                         ===========






                     FAST FOOD SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                NINE MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996



                                              1997            1996
                                           ----------      ----------

Continuing operations:
  Revenues:
   Management fees                         $  126,682      $  123,240
   Interest income                             80,988         146,276
   Consulting income                             -             13,575
                                           ----------      ----------
                                              207,670         283,091
                                           ----------      ----------

  Expenses:
   General and administrative expenses        197,598         515,831
   Interest expense                              -              2,642
   Loss attributable to equity investments     27,377          23,610
                                           ----------      ----------
                                              224,975         542,083
                                           ----------      ----------
Loss from continuing operations              ( 17,305)       (258,992)

Loss from discontinued operations,
  including loss on sale of assets
  of $40,351                                     -           ( 95,146)
                                           ----------      ----------
Net loss                                   $ ( 17,305)     $ (354,138)
                                           ==========      ==========
Per share data:
  Loss from continuing operations          $     (.01)     $     (.12)

  Loss from discontinued operations
   including loss on sale of assets
   of $(.02)                                    -                (.04)
                                           ----------      ----------
Net loss                                   $     (.01)     $    ( .16)
                                           ==========      ==========













                     FAST FOOD SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                NINE MONTHS ENDED JUNE 29, 1997 AND JUNE 30, 1996




                                                   1997           1996
                                               -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                       $ (  17,305)   $  ( 354,138)
                                               -----------    ------------
Adjustments to reconcile net loss to
  net cash provided (required) by
  operating activities:
    Depreciation and amortization                   14,058          16,814
    Deferred credits applied                          -         (   76,812)
    Net loss on asset dispositions                    -             40,351
    Loss attributable to equity investments         27,377          23,610
    Change in due to/from managed entities             983      (  147,458)
    Decrease in inventory                             -             31,167
    Increase (decrease) in other current
      assets                                         1,874      (   12,045)
    Decrease in accounts payable, accrued
      expenses and other liabilities             (  10,883)     (  729,975)
                                               -----------     -----------
Total adjustments                                   33,409      (  854,348)
                                               -----------     -----------
 Net cash provided (required) by
   operating activities                             16,104      (1,208,486)
                                               -----------     -----------
Cash flows from investing activities:
  Proceeds of asset dispositions                      -          1,626,633
  Acquisition of tangible assets                 (   5,491)     (    3,910)
  Collections on notes receivable                  713,638         563,513
  Distributions from managed entities               31,403          76,403
  Cash paid on lease termination                      -         (   18,000)
  Increase in security deposits and other             -         (   23,900)
                                               -----------     -----------
Net cash provided by investing activities          739,550       2,220,739
                                               -----------     -----------
Cash flows from financing activities:
   Return of capital distributions paid          ( 775,040)     (1,107,200)
                                               -----------     -----------
  Net decrease in cash                           (  19,386)     (   94,947)

  Cash, beginning of period                         59,162         150,945
                                               -----------     -----------
  Cash, end of period                          $    39,776     $    55,998
                                               ===========     ===========





                     FAST FOOD SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE NINE MONTHS ENDED JUNE 29, 1997 AND JUNE 30, 1996



                                                   1997           1996
                                               -----------    -----------

Additional Cash Flow Information:

  Interest expense paid during the period      $     -        $     2,642
                                               ===========    ===========
Non-cash investing and financing activities:

    Notes and escrow receivables arising
      from asset sales                         $     -        $ 1,833,566
                                               ===========    ===========
    Net book value of property and equipment
      sold                                     $     -        $ 2,854,929
                                               ===========    ===========
    Capitalized value of sale/leaseback
      debt extinguished                        $     -        $   395,570
                                               ===========    ===========
    Security deposits and accrued interest
      thereon surrendered to obtain assigned
      lease extension                          $     -        $    21,760
                                               ===========    ===========
    Other restaurant assets sold:
      Inventory                                $     -        $    68,346
                                               ===========    ===========
      Prepayments                              $     -        $   101,954
                                               ===========    ===========
      Security deposits                        $     -        $    47,133
                                               ===========    ===========
    Liabilities/credits assumed by purchasers:
      Accrued expenses                         $     -        $    81,334
                                               ===========    ===========
      Deferred credits                         $     -        $   108,559
                                               ===========    ===========















             FAST FOOD SYSTEMS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 29, 1997, and the results of operations and cash flows for the nine months ended June 29, 1997 and June 30, 1996, respectively.

2. The condensed consolidated results of operations for the nine months ended June 29, 1997, are not necessarily indicative of the results to be expected for the full year.

3. On December 19, 1996, the Company received a return of capital distribution from its managed investee, Fast Food
     Operators, Inc.,(FFO). The distribution, at the rate of $.01 per share, aggregated $30,000 and was credited to the Company's investment in FFO.

4. Notes receivable including their current maturities as of June 29, 1997 consist of the following:
                                   Total         Current
     Arising from the Sale of    Receivable     Maturities
     ------------------------    ----------     ----------

     Wendway                     $  389,151     $   50,774
     Wendtrip                       319,827         28,780
                                 ----------     ----------
     Totals:                     $  708,978     $   79,554
     Less: Current maturities        79,554     ==========
                                 ----------
     Long-term maturities        $  629,424
                                 ==========

     In January of 1997, the Company arranged for the sale of one of the two 10% notes received in the sale of the Wendway and Wendwick Restaurants. The Wendwick note was sold to a third party for a total of $274,845 consisting of its outstanding principal balance of $272,573 plus accrued interest of $2,272. The Company realized neither gain nor loss on the sale, the proceeds of which were received on February 10, 1997.

     In February of 1997, Wendnew prepaid the balance of its 10% note at par. The payment totalled $359,426 including accrued interest of $982. The prepayment resulted in neither gain nor loss to the Company.

5. On January 31, 1997, the Company declared a return of capital distribution at the rate of $.35 per share. Such distribution aggregated $775,040 and was paid on February 20, 1997 to shareholders of record as of February 13, 1997.

6. The Company has determined to undertake a going-private transaction and related proxy solicitation of shareholders. See Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.

7. Per share data is based upon the income (loss) for the period divided by the weighted average number of common shares outstanding during the period. The Company has no significant potentially dilutive securities outstanding. Accordingly, it is not anticipated that the Company's per share data will be affected by application of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," issued in February, 1997 and effective for annual and interim periods ending after December 15, 1997.

                    ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

This Proxy Statement includes information required by the SEC to be disclosed pursuant to Rule 13e-3 under the Exchange Act, which governs so- called "going private" transactions by certain issuers or their affiliates. In accordance with that rule, the Company has filed with the SEC, under the Exchange Act, a Rule 13E-3 Transaction Statement with respect to the Reverse Stock Split. This Proxy Statement does not contain all of the information set forth in the Rule 13E-3 Transaction Statement, parts of which are omitted in accordance with the regulations of the SEC. The Rule 13E-3 Transaction Statement, and any amendments thereto, including exhibits filed as a part thereof, will be available for inspection and copying at the offices of the SEC as set forth above.


                                  By the order of the Board of Directors,



                                  LEWIS E. TOPPER
                                  --------------------------
                                  Lewis E. Topper, President,
                                  Chairman of the Board and
                                  Chief Executive Officer
September 3, 1997



                                                                    ANNEX A

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                    FAST FOOD SYSTEMS, INC.




FAST FOOD SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:


          1. That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof.

          2. That thereafter, pursuant to resolution of the Board of Directors of the Company, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          3. Article FOURTH, Section I of the Certificate of Incorporation is hereby deleted and the following substituted therefor, for the purposes of (a) increasing the par value per share of the authorized shares of the Company, and (b) decreasing the issued and unissued authorized shares of the Company:

          FOURTH: I.   The total number of shares of stock which
          the Company shall have the authority to issue is 5,000 shares, par value $10.00 per share, of "Common Stock".

          4. At 5:00 p.m. on the date of filing this Certificate of Amendment, all issued shares of Common Stock shall be automatically combined at the rate of one-for-one thousand and the par value per share thereof shall automatically be increased from $.01 per share to $10.00 per share, without further action on the part of the holders thereof or this Company. No fractional shares will be issued.


          5. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General
          Corporation Law of the State of Delaware.



IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Lewis E. Topper, its President, and attested to by Daniel A. Poganski, its Secretary, this _____ day of ________________, 1997.



                              FAST FOOD SYSTEMS, INC.




                              By:__________________________
                                 Lewis E. Topper, President




Attest:



_____________________________
Daniel A. Poganski, Secretary

                                                        ANNEX B


               DELAWARE GENERAL CORPORATION LAW SECTION 262


262  APPRAISAL RIGHTS.---(a)   Any stockholder of a
corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
(ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection
(f) of Section 251 of this title.
(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
b. and c. of this paragraph.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears in the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections
(a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or corporation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.








Exhibit (d)(2)
                    FAST FOOD SYSTEMS, INC.

                42-40 BELL BOULEVARD, SUITE 200
                    BAYSIDE, NEW YORK  11361
                         (718) 229-1113

          PROXY SOLICITED BY MANAGEMENT OF THE COMPANY

The undersigned hereby constitutes and appoints Lewis E. Topper, whom failing, Daniel A. Poganski, or either of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Special Meeting of Shareholders of Fast Food Systems,
Inc., (the "Company") to be held at the Company's offices at 42-40 Bell Boulevard, Suite 200, Bayside, New York 11361 on October
__, 1997 at 10:00 a.m., local time, or at any adjournment thereof, notice of which meeting together with a Proxy Statement has been received.

Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy
Statement.

The Board of Directors favors a vote FOR the following proposal:

  1. That the Company approve and adopt the following proposal:

       TO APPROVE AND ADOPT THE ARTICLES OF
       AMENDMENT (as the same is described in FAST
       FOOD SYSTEMS, INC.'s Proxy Statement dated
       September __, 1997.

     _______          _______                  _______

     _______   FOR    _______  AGAINST         _______  ABSTAIN


  2. In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

Number of Shares: ______________     Dated:_______________________

                                   _______________________________
                                   Signature (must correspond with
                                   the name as printed in the space
                                    beside)